SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): December 26, 2007

VERTIS, INC.

d/b/a Vertis Communications

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET BALTIMORE, MARYLAND	21201
(Address of Principal Executive Offices)	(Zip Code)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

John V. Howard, Jr., chief legal officer and secretary of Vertis, Inc. (“Vertis”), entered into a relocation real estate purchase and sale agreement with an independent relocation company (the “Buyer”) dated December 26, 2007 (the “Relocation Agreement”).  Vertis is party to an agreement with the Buyer whereby eligible employees receive certain relocation assistance and related services.  Under the Relocation Agreement, the Buyer will pay to Mr. Howard and his spouse an equity advance for their personal residence in the amount of $851,500 (the “Purchase Price”), funded by Vertis, less an outstanding mortgage of $455,458 as of December 10, 2007.  Based on an independent appraisal, Vertis believes that the Purchase Price approximates the fair market value of the personal residence.  The Buyer will then market the property for resale to an unrelated buyer, and Vertis will incur the costs associated with or receive the net proceeds from that resale.

The description of the Relocation Agreement set forth above is qualified in its entirety by reference to the actual terms of the Relocation Agreement, which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ BARRY C. KOHN
	Name:	Barry C. Kohn
	Title:	Chief Financial Officer

Date:  January 2, 2008